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                             FIFTH AMENDMENT TO THE
                              AMENDED AND RESTATED
                        LIMITED PARTNERSHIP AGREEMENT OF
                         THE MACERICH PARTNERSHIP, L.P.


     THIS FIFTH AMENDMENT (the "AMENDMENT") TO THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT DATED AS OF MARCH 16, 1994, AMENDED AS OF AUGUST 14, 1995, FURTHER AMENDED AS OF JUNE 27, 1997, FURTHER AMENDED AS OF NOVEMBER 16, 1997, AND FURTHER AMENDED AS OF FEBRUARY 25, 1998 (the "AGREEMENT") OF THE MACERICH PARTNERSHIP, L.P. (the "PARTNERSHIP") is dated effective as of February 26, 1998.

                                    RECITALS

     WHEREAS, SECTION 12.1(b)(iv) of the Agreement provides that the General Partner has the power, without the consent of the Limited Partners of the Partnership, to amend the Agreement as may be required to facilitate or implement curing any ambiguity, correcting or supplementing any provision in the Agreement not inconsistent with law or with other provisions of the Agreement;

     WHEREAS, the General Partner has made the determination pursuant to
SECTION 12.1(b)(iv) of the Agreement that consent of the Limited Partners of the Partnership is not required with respect to the matters set forth in this Amendment; and

     WHEREAS, all things necessary to make this Amendment a valid agreement of the Partnership have been done;

     NOW, THEREFORE, pursuant to the authority granted to the General Partner under the Agreement, the Agreement is hereby amended as follows:

1.   Amendments:

     (a)  Section 3.4 of the Agreement is hereby amended to read as follows:

     Notwithstanding anything to the contrary in SECTION 3.3, the General Partner may from time to time advance funds to the Partnership for any proper Partnership purpose as a loan ("FUNDING LOAN") or a preferred equity investment ("PREFERRED INVESTMENT"), provided that any such funds must first be obtained by the General Partner from a third party lender, and then all of such funds must be advanced or contributed by the General Partner to the Partnership as a Funding Loan or Preferred Investment on substantially the same terms and conditions, including principal amount or preferred equity amount, rate of interest or preferred return, repayment or redemption schedule, and costs and expenses, as

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     shall be applicable with respect to or incurred in connection with such loan with such third party lender. The General Partner shall not incur any indebtedness for borrowed funds, except for (i) Funding Loans or Preferred Investments, (ii) loans from the Partnership to the General Partner to the extent the proceeds thereof are used to fund, directly or indirectly, participations in, or acquisitions of, any real or personal property interests for the account of the General Partner if, and only if, the Partnership participates or acquires an interest in such property at least to the extent of 99 times such proposed participation or acquisition, directly or through a wholly-owned entity, by the General Partner and/or (iii) loans from the Partnership to the General Partner to facilitate the making of loans by the General Partner for such purposes as are authorized under the Plan. For purposes of this
     Section 3.4, participations in or acquisitions of any real estate or personal property interests shall include ownership through one or more tiers of partnerships, joint ventures, limited liability companies or other entities which themselves own real estate or personal property.

     (b)  Section 6.4 of the Agreement is hereby amended to read as follows:

     The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development and ownership of Properties, shall be conducted through the Partnership (other than the General Partner's 1% interest in Existing Property Partnerships owned directly or through a wholly-owned corporation); PROVIDED, HOWEVER, that the General Partner shall be permitted to participate or acquire an interest in, directly or indirectly, any real or personal property for its own account if, and only if, the Partnership participates or acquires an interest in such property at least to the extent of 99 times such proposed participation or acquisition, directly or through a wholly-owned corporation, by the General Partner. The Company agrees that for so long as it is a Partner all borrowings for the purpose of making distributions to its stockholders will be incurred by the Partnership or the Property Partnerships (and not by the Company directly) and the proceeds of such indebtedness will be included as Net Financing Proceeds hereunder. For purposes of this Section 6.4, participations in or acquisitions of any real estate or personal property interests shall include ownership through one or more tiers of partnerships, joint ventures, limited liability companies or other entities which themselves own real estate or personal property.

2. DEFINED TERMS AND RECITALS. As used in this Amendment, capitalized terms used and defined in this Amendment shall have the meaning assigned to them in this Amendment, and capitalized terms used in this Amendment but not defined herein, shall have the meaning assigned to them in the Agreement.

3. RATIFICATION AND CONFIRMATION. Except to the extent specifically amended by this Amendment, the terms and provisions of the Agreement, as previously amended, are hereby ratified and confirmed.

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          IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of the date first above mentioned.

                                       GENERAL PARTNER:

                                       THE MACERICH COMPANY


                                       By:
                                           -------------------------------
                                           Name:
                                           Title:



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